SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

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

            VOTE "For" ALL of Management's Directors on MANAGEMENT'S
                               "WHITE" PROXY ONLY.

                                                           Date October 10, 2000

Dear Fellow Shareholder:

      BEWARE! A large, private corporation whose owner wants to buy StateFed is attempting to insert two of its employees (one of whom is his son) on the Board. Don't let him do it. VOTE THE "WHITE" PROXY CARD ENCLOSED AND DO NOTHING WITH THE "BLUE" ONE.

      Imagine this: You own stock in a profitable, SAFE savings bank holding company that has increased its profits each and every year since going public and hasn't missed a dividend. Its asset quality is STRONG, and its stock performance over the last year has bested the national & state stock performances for savings banks.

      Then, a local businessman -- Bill Krause -- who controls Krause Gentle Corporation and rival Liberty Bankshares, Inc. -- makes an offer to buy your Company that is rejected by your board for being too low. Used to getting his way, what does Krause do next? He starts a 'Proxy Fight' -- to put his own son and a senior officer of his corporation on the board of your Company!

      KRAUSE STILL WANTS TO BUY YOUR COMPANY AND WANTS HIS PEOPLE ON THE 'INSIDE' TO HELP HIM. DON'T LET HIM DO IT!

      What do you think Kyle Krause and Dennis Folden are going to do if you elect them? You can bet they are going to try to push your Company into a sale to Liberty Bankshares - which Krause controls and which Krause's other son runs! What's more, they even admit it in the filing they made recently with the Securites and Exchange Commission. Do you really think that Krause is going to have his own son and senior employee fight for a high price for you when they are trying to buy Statefed? That would be completely contrary to their own self-interest.

                           YOUR BOARD IS ON YOUR SIDE

      Your Board understands its DUTY to you to MAXIMIZE the value of your shares and do RIGHT by you. That is why we are continuing to repurchase shares on the open market and, that is why, following the MOST PROFITABLE YEAR IN OUR HISTORY, we just INCREASED YOUR DIVIDEND AGAIN! Starting with the next quarter, you will get 40 cents a year for each and every share you own. If you bought our shares when we went public that's a yield of 8.00%, and at our current price of $9.875, that's a yield of 4.05%, all for one of the SAFEST banks you can own.

      Why change a WINNING formula for success? Under the current Board, StateFed's accomplishments include:

      o     INCREASING PROFITABILITY each and every year since going public.

      o     Consistent, DEPENDABLE PAYMENT OF DIVIDENDS.

      o     INCREASING DIVIDENDS.

      o     STRONG 'ASSET QUALITY' due to sound loan underwriting.

      o A BRAND NEW OFFICE on the west side of town that will be the envy of our competition and provide added convenience to our customers.

      Be smart. Send a message that your Company is not "for sale" to a corporation that is trying to wheel a 'Trojan horse" into your boardroom. DON'T BE FOOLED. VOTE THE ENCLOSED "WHITE" PROXY CARD TO PROTECT YOUR OWNERSHIP AND YOUR INVESTMENT.

      We greatly appreciate your faith and confidence in us. We assure you that we will always do our best to maximize your investment.

StateFed Board of Directors


/s/ John F. Golden                              /s/ Andra K. Black
John F. Golden                                  Andra K. Black


/s/ Harry A. Winegar                            /s/ Kevin J. Kruse
Harry A. Winegar                                Kevin J. Kruse


/s/ Sidney M. Ramey                             /s/ Craig Wood
Sidney M. Ramey                                 Craig Wood


/s/ Eugene M. McCormick                         /s/ William T. Nassif
Eugene M. McCormick                             William T. Nassif

                                -VERY IMPORTANT-

            As a general rule, return our "WHITE" proxy ONLY in the prepaid envelope that was supplied to you. IF YOUR SHARES ARE HELD FOR YOU BY YOUR STOCK BROKER OR YOUR BANK, then return your proxy instructions to them FIRST, so that they can issue a vote on your behalf. And do nothing with the BLUE proxy!

      IF you have any questions about HOW to vote "FOR" your Company's proposals, please call our proxy solicitor, Regan & Associates, Inc. toll free at (800) 737-3426.

      This letter may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainty. It should be noted that a variety of factors could cause the combined company's actual results and experience to differ materially from the anticipated results or expectations expressed in the forward-looking statements.

            The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the combined company's business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the company of technology enhancements for its products and operating systems, the impact of competitive products, services and pricing, customer based requirements, Congressional legislation, acquisition cost savings and revenue enhancements and similar matters. Readers are cautioned not to place undue reliance on forward-looking statements which are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations.

         We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

      StateFed and its directors and executive officers may be deemed to be participants in the solicitation of proxies. INFORMATION ABOUT THE PARTICIPANTS MAY BE OBTAINED THROUGH THE SEC'S WEBSITE, www.sec.gov, FROM THE DEFINITIVE PROXY STATEMENT, FILED WITH THE SEC ON OCTOBER 3, 2000 AND FROM THE 10-KSB, FILED WITH THE SEC ON SEPTEMBER 28, 2000.